Exhibit 24(c)
February 15, 2017

W. Ron Hinson, David P. Poroch, Art P. Beattie and Melissa K. Caen

Lady and Gentlemen:
Georgia Power Company (the “Company”) proposes to file or join in the filing of reports under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission with respect to the following: (1) the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and (2) the Company’s Quarterly Reports on Form 10-Q during 2017.
The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, said Quarterly Reports on Form 10-Q and any necessary or appropriate amendment or amendments to any such reports, to be accompanied in each case by any necessary or appropriate exhibits or schedules thereto.

Yours very truly,
GEORGIA POWER COMPANY
By	/s/W. Paul Bowers
W. Paul Bowers Chairman, President and Chief Executive Officer

/s/W. Paul Bowers W. Paul Bowers	/s/Charles K. Tarbutton Charles K. Tarbutton
/s/Robert L. Brown, Jr. Robert L. Brown, Jr.	/s/Beverly Daniel Tatum Beverly Daniel Tatum
/s/Anna R. Cablik Anna R. Cablik	/s/Clyde C. Tuggle Clyde C. Tuggle
/s/Stephen S. Green Stephen S. Green	/s/Richard W. Ussery Richard W. Ussery
/s/Douglas J. Hertz Douglas J. Hertz	/s/W. Ron Hinson W. Ron Hinson
/s/Kessel D. Stelling, Jr. Kessel D. Stelling, Jr.	/s/David P. Poroch David P. Poroch
/s/Jimmy C. Tallent Jimmy C. Tallent

Extract from minutes of meeting of the board of directors of Georgia Power Company.

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RESOLVED: That for the purpose of signing the reports under the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission with respect to the filing of this Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and its 2017 Quarterly Reports on Form 10-Q, and any necessary or appropriate amendment or amendments to any such reports, the Company, the members of its board of directors and its officers are authorized to give their several powers of attorney to W. Ron Hinson, David P. Poroch, Art P. Beattie and Melissa K. Caen.

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The undersigned officer of Georgia Power Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of Georgia Power Company, duly held on February 15, 2017, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: February 21, 2017		GEORGIA POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary